                                                                   Exhibit  23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Nextel Communications, Inc. on Form S-3 of our report dated February 20, 2003, March 5, 2003 as to Notes 11, 13 and 15 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 142 "Goodwill and Other Intangible Assets", SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" as amended by SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements"), appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

McLean, Virginia
March 27, 2003